Preliminary Proxy Dated July 1, 2003


                              Ginseng Forest, Inc.
                      11150 West Olympic Blvd., Suite 1050
                          Los Angeles, California 90064


                               PROXY STATEMENT AND
                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD July 28, 2003

     To the stockholders of Ginseng Forest, Inc.:

     A Special Meeting of the stockholders of Ginseng Forest, Inc. will be held at our corporate offices located at 11150 West Olympic Blvd., Suite 1050, Los Angeles, California, at 10:00 A.M. on July 28, 2003, or at any adjournment or postponement thereof, for the following purposes:

     1.   To change our name to "Carroll Shelby International, Inc."
     2. To increase our authorized Common Stock from 25 million shares to 50 million shares.
     3.   To authorize the issuance of up to 5 million shares of Preferred
          Stock.
     4. To adopt an Incentive Stock Option Plan for our officers, directors, employees and consultants.
     5. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All stockholders of record as of the close of business on July 10, 2003 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     All stockholders are cordially invited to attend the meeting. If you do not plan to attend the meeting, you are urged to sign, date and promptly return the enclosed proxy. A reply card is enclosed for your convenience. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Carroll Shelby
                                            Chairman

July 14, 2003

                                                                 PROXY STATEMENT

                              Ginseng Forest, Inc.
                      11150 West Olympic Blvd., Suite 1050
                          Los Angeles, California 90064
                            Telephone: (310) 914-1843

                         SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD July 28, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ginseng Forest, Inc., a Nevada corporation, of its $.001 par value Common Stock to be voted at our Special Meeting of Stockholders ("Special Meeting") to be held at 10:00 A.M. on July 28, 2003, or at any adjournment or postponement thereof. We anticipate that this Proxy Statement and the accompanying form of proxy will be first mailed or given to our stockholders on or about July 14, 2003. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for all four proposals described in this Proxy Statement. The holders of a majority of the shares represented at the Special Meeting in person or by proxy will be required to approve the four proposed matters.

     Any stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person, at the Special Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by us. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL STOCKHOLDERS

     The close of business on July 10, 2003 has been fixed by the Board of Directors as the record date (the "record date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. On the record date, there were outstanding 12,855,866 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter which may come before the Special Meeting. Cumulative voting is not permitted. A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any stockholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information as of the record date with respect to the beneficial ownership of our Common Stock (and stock options exercisable within 60 days) by (i) each person who is known by us to own of record or beneficially more than 10% of our Common Stock, (ii) each of our directors and (iii) all directors and officers as a group. The persons listed in the table have sole voting and investment powers with respect to the shares of Common Stock and the address of each person is in care of us at 11150 West Olympic Blvd., Suite 1050, Los Angeles, California 90064.

Name                            Amount of Ownership          Percent of Class
----                            -------------------          ----------------
Carroll Shelby                       9,037,866                      70.3%
John Luft                               50,000                        .4%
M. Neil Cummings                        50,000                        .4%
John Cathcart                        1,436,400                      11.2%
All officers and directors
  as a group (3 persons)             9,137,866                      71.1%

                           PROPOSAL TO CHANGE OUR NAME
                     TO "CARROLL SHELBY INTERNATIONAL, INC."

Reason for the Proposal

             On June 23, 2003 we acquired all of the outstanding common stock of Carroll Shelby Licensing, Inc. and Shelby Automobiles, Inc. (the "Shelby Companies"). The Shelby Companies are engaged in the manufacturing and marketing of performance cars and related accessories as well as the licensing of Shelby memorabilia, video games, models, toys and branded apparel. Our Board of Directors unanimously adopted this proposal and recommends that our stockholders approve the change in our name to "Carroll Shelby International, Inc." in order to reflect our current business operations. The form of the proposed amendment to the Articles of Incorporation is by deleting the first sentence of Article First and inserting the following:

     "First. The name of the corporation is Carroll Shelby International, Inc."

                PROPOSAL TO INCREASE OUR AUTHORIZED COMMON STOCK
                   FROM 25 MILLION SHARES TO 50 MILLION SHARES

General Information

     Our Board of Directors has unanimously adopted a resolution approving and recommending to our stockholders, for their approval, a proposal to amend our Articles of Incorporation to increase the number of authorized shares of our $.001 par value Common Stock from 25 million shares to 50 million shares. The form of the proposed amendment to the Articles of Incorporation is by amending the first sentence of Article Fourth as follows:

     "Fourth. The aggregate number of shares of common stock which the corporation shall have authority to issue is 50,000,000 shares of common stock with $.001 par value."

Reasons for the Proposal

     As a result of our acquisition of the Shelby Companies we currently have 12,855,866 shares of Common Stock outstanding and 25 million shares authorized for issuance. Our Board of Directors believes that we may continue to seek acquisitions of, or business combinations with, other companies within our industry and that some of these acquisitions may involve the issuance of our securities as well as cash. Accordingly, the Board of Directors has recommended that our stockholders vote in favor of the proposal to increase our authorized shares of Common Stock from 25 million shares to 50 million shares.

     We have not entered into any oral or written agreements to acquire any other companies nor have we entered into discussion with any other company for this purpose. Nevertheless, the future issuance of our Common Stock for acquisitions or any other purposes will have the effect of diluting the ownership interest of existing stockholders.

     We have no current plans to use the additional authorized shares for an acquisition or a business combination, but having such additional authorized shares of Common Stock available for issuance in the future would give us greater flexibility and may allow such shares to be issued without the expense and delay of a special stockholders' meeting. As indicated above, although such issuance of additional shares with respect to future financing and acquisitions would dilute existing stockholders, we believe such transactions would increase the value of our company. The additional shares of stock would be available for issuance by our Board of Directors without future action by the stockholders, unless such action were specifically required by applicable law or rules of any securities market our securities may be traded.

     Approval of the increase in authorized shares of Common Stock will not (1) change the percentage of share ownership of any stockholders, (2) affect our stockholder's equity as reflected in our financial statements, or (3) result in any federal or state income or other tax effect.

Potential Anti-Takeover Effect

     Although the proposed increase in our authorized capital stock could be construed as having potential anti-takeover effects, neither the Board of Directors nor our management views this proposal in that perspective. Nevertheless, we could use the additional shares to frustrate persons seeking to effect a takeover or otherwise gain control of us by, for example, privately placing shares to purchasers who might side with the Board of Directors in opposing a hostile takeover bid. We are not aware of any such hostile takeover bid at this time. Shares of stock could also be issued to a holder that would thereafter have sufficient voting power to assure that any proposal to amend or repeal our Bylaws or certain provisions of our Articles of Incorporation would not receive the requisite vote required. Such uses of the stock could render more difficult or discourage an attempt to acquire control of us, if such transactions were opposed by our Board of Directors.

                      PROPOSAL TO AUTHORIZE THE ISSUANCE OF
                    UP TO 5 MILLION SHARES OF PREFERRED STOCK

     Our Board of Directors has unanimously adopted a resolution approving and recommending to our stockholders a proposal to amend our Articles of Incorporation authorizing a new class of capital stock as preferred stock, with $.001 par value ("Preferred Stock"). The proposed amendment to the Articles of Incorporation gives the Board of Directors the authority to issue up to 5 million shares of Preferred Stock in such series and in such amounts as the Board of Directors may, from time to time, determine. Under our current Articles of Incorporation, we do not have any shares of capital stock designated as Preferred Stock. The text of the proposed amendment which would be added as the last paragraph under Article Fourth is as follows:

     "Fourth. The total number of shares of preferred stock which the corporation shall have authority to issue is 5,000,000 shares of preferred stock with $.001 par value. The Board of Directors of the corporation may issue the preferred stock in such series and such denominations, and with such rights and privileges including dividend rights, voting rights, conversion rights, liquidation rights and preferences as it determines."

     If the proposed amendment is approved by the stockholders, the Board of Directors will have the authority to issue one or more series of Preferred Stock to those persons and for such consideration as it may determine in its discretion, without further action by the stockholders, except such stockholder action as may be required by law or contractual arrangements. The proposed amendment, if adopted, will also provide significant flexibility to the Board of Directors in structuring the terms of Preferred Stock that may be issued by us.

     The Board of Directors will have the right to establish, for each series of Preferred Stock issued from time to time, the series designation and number of shares; dividend rights and rates; voting, conversion and redemption rights, if any; liquidation rights; powers, preferences and relative, participating, optional or other special rights, if any; and any qualifications, limitations or restrictions on those rights. The shares of Preferred Stock may be issued with conversion rights which could adversely affect the voting power of holders of Common Stock.

     We currently have no plans to issue any shares of the Preferred Stock nor do we have any commitments, arrangements, understandings or agreements which would require the issuance of shares of the Preferred Stock contemplated by the amendment. We believe that the availability of Preferred Stock will provide us with increased flexibility in connection with future financing and similar corporate transactions. Because, except as discussed below, the Preferred Stock may be issued without further action by stockholders, we will be able to respond quickly to corporate opportunities and changing market conditions. If stockholder approval were required before a series of Preferred Stock could be issued, a delay of several months would be likely. Changes in market conditions during this time could result in terms proposed to and approved by stockholders that, when the process ends, are no longer acceptable to investors. Additionally, obtaining stockholder approval involves significant expense, which will be saved if the Preferred Stock is pre-authorized. If the proposed amendment is approved, shares of Preferred Stock could be issued by action of the Board of Directors at any time and for any purpose, subject to the Articles of Incorporation and other applicable requirements without further approval or action by stockholders.

     The amendment to the Articles of Incorporation does not, by itself, change any of the current rights of holders of our Common Stock. However, any Preferred Stock which ultimately is issued would have preference over the Common Stock upon liquidation and in the payment of dividends and could have special voting rights (for instance, in the event required dividends are not paid) and other rights that take precedence over those of the Common Stock. Accordingly, the issuance of Preferred Stock could decrease the amount of earnings and assets allocable or available for distribution to holders of our Common Stock and adversely affect other rights and preferences, including voting rights, of the Common Stock.

Possible Anti-Takeover Effect

     Our Board of Directors does not believe that the establishment of the class of Preferred Stock will have a significant impact on any attempt to gain control of us. It is possible, however, that the availability of authorized but unissued shares of Preferred Stock could discourage third parties from attempting to gain such control since the Board of Directors could authorize the issuance of shares of Preferred Stock with conversion rights in a private placement or otherwise to one or more persons. Such an issuance of shares could dilute the voting power of a person attempting to acquire control of us, increase the cost of acquiring such control or otherwise hinder such efforts.

                PROPOSAL TO ADOPT AN INCENTIVE STOCK OPTION PLAN
             FOR OUR OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS

     Our Board of Directors has unanimously adopted a resolution approving and recommending to the stockholders a proposal to adopt the Carroll Shelby International, Inc. Stock Option Plan (the "Plan"). The Plan was adopted by the Board of Directors on June 23, 2003 and terminates on June 23, 2013 unless previously terminated by the Board of Directors. The Plan is being implemented to encourage ownership of Common Stock by our officers, directors, employees and advisors. The Plan also provides additional incentive for eligible persons to promote the success of our business and to encourage them to remain in our employ by providing such persons an opportunity to benefit from any appreciation of our Common Stock through the issuance of stock options in accordance with the terms of the Plan.

     Eligible participants in the Plan include our full time employees, directors and advisors. Options granted under the Plan are intended to qualify as "incentive stock options" pursuant to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not constitute incentive stock options ("nonqualified options") as determined by our Board of Directors.

     The Board of Directors is of the opinion that it would be in our best interest to reserve for issuance under the Plan 1,500,000 shares of Common Stock to provide adequate shares of Common Stock for issuance to qualified individuals under the Plan, and to encourage such individuals to remain in our service in order to promote our business and growth strategy. We may also use the granting of options under the Plan to attract qualified individuals to become employees and non-employee directors, as well as to ensure the retention of management of any acquired business operations.

Summary of Plan

     The following is a summary of certain of the provisions of the Plan. The full text of the Plan is attached as Exhibit A to this Proxy Statement.

Administration

     The Plan will be administered by the Board of Directors. The Board of Directors has the authority to interpret the Plan, to determine the persons to whom, and the basis upon which, options will be granted, the exercise price, duration, and other terms of the options to be granted.

Eligibility

     Nonqualified Options. Nonqualified options may be granted only to our officers, directors (including non-employee directors), employees and advisors who, in the judgment of the Board of Directors, are responsible for our management or success and who, at the time of the granting of the nonqualified options, are either our officers, directors, employees or advisors.

     Incentive Options. Incentive stock options may be granted only to our employees who, in the judgment of our Board of Directors, are responsible for our management or success and who, at the time of the granting of the incentive stock option, is an employee. No incentive stock option may be granted under the Plan to any individual who would, immediately before the grant of such incentive stock option, directly or indirectly, own more than ten percent (10%) of the total combined voting power of all classes of our stock unless (i) such incentive stock option is granted at an option price not less than one hundred ten percent (110%) of the fair market value of the shares on the date the incentive stock option is granted and (ii) such incentive stock option expires on a date not later than five years from the date the incentive stock option is granted.

Option Price

     The purchase price of the shares of our Common Stock offered under the Plan must be one hundred percent (100%) of the fair market value of our Common Stock at the time the option is granted or such higher purchase price as may be determined by the Board of Directors at the time of grant; provided, however, if an incentive stock option is granted to an individual who would, immediately before the grant, directly or indirectly own more than ten percent (10%) of the total combined voting power of all classes of our stock, the purchase price of the shares covered by such incentive stock option may not be less than one hundred ten percent (110%) of the fair market value of such shares on the day the incentive stock option is granted. As the price of our Common Stock is currently quoted on the Over the Counter Electronic Bulletin Board, the fair market value of our Common Stock underlying stock options granted under the Plan shall be the last closing sales price of our Common Stock on the day the stock options are granted. If there is no market price for our Common Stock, then the Board of Directors may, after taking all relevant facts into consideration, determine the fair market value of our Common Stock.

Exercise of Options

     Options are exercisable in whole or in part as provided under the terms of the grant, but in no event shall an option be exercisable after the expiration of ten years from the date of grant. Except in case of disability or death, no option shall be exercisable after an optionee ceases to be our employee, provided that the Board of Directors shall have the right to extend the right to exercise for a specified period, generally three months, following the date of termination of an optionee's employment. If an optionee's employment is terminated by reason of disability, the Board of Directors may extend the exercise period for a specified period, generally one year, following the date of termination of the optionee's employment. If an optionee dies while in our employ and shall not have fully exercised his options, the options may be exercised in whole or in part at any time within one year after the optionee's death by the executors or administrators of the optionee's estate or by any person or persons who acquired the option directly from the optionee by bequest or inheritance.

     No option is exercisable either in whole or in part after the expiration of ten years from the date of grant. In the event of our dissolution or liquidation or a merger or consolidation in which we are not the surviving corporation, the Board of Directors is authorized to accelerate the exercisability of all outstanding options under the Plan.

     Under the Plan, an individual may be granted one or more options, provided that the aggregate fair market value (determined at the time the option is granted) of the shares covered by incentive options which may be exercisable for the first time during any calendar year shall not exceed $100,000.

Payment for Option Shares

     Options may be exercised by the delivery of written notice to us at our principal office setting forth the number of shares with respect to which the option is to be exercised, together with cash or certified check payable to our order for an amount equal to the option price of such shares. No shares subject to options granted under the Plan may be issued upon exercise of such options until full payment has been made of any amount due. A certificate or certificates representing the number of shares purchased will be delivered by us as soon as practicable after payment is received.

Amendment of the Plan

     The Board of Directors may at any time modify or amend the Plan without obtaining the approval of our stockholders in such respects as it shall deem advisable to comply with Section 422 of the Code or in any other respect which shall not change the maximum number of shares for which options may be granted under the Plan, the method for determining the exercise price for those options which are granted, other than to change the manner of determining the fair market value, the periods during which options may be granted or exercised, provisions relating to the determination of employees to whom options shall be granted, or provisions relating to adjustments to be made upon changes in capitalization.

Transferability of Options

     Except as may be agreed upon by the Board of Directors, stock options granted under the Plan shall be exercisable only by the optionee during his lifetime and shall not be assignable or transferable other than and by will or the laws of descent and distribution.

                                 OTHER BUSINESS

     Management is not aware of any other matters which are to be presented to the Special Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.

                                            Carroll Shelby
                                            Chairman

July 14, 2003

                                                                       EXHIBIT A

                       CARROLL SHELBY INTERNATIONAL, INC.

                                STOCK OPTION PLAN


                      Article I. Establishment and Purpose
                      ------------------------------------

     1.1 Establishment. Carroll Shelby International, Inc., a Nevada corporation (the "Company"), hereby establishes a stock option plan for officers, directors, employees and consultants who provide services to the Company, as described herein, which shall be known as the "Carroll Shelby International, Inc. Stock Option Plan" (the "Plan"). It is intended that certain of the options issued under the Plan to officers and employees of the Company shall constitute "Incentive Stock Options" within the meaning of section 422A of the Internal Revenue Code ("Code"), and that other options issued under the Plan shall constitute "Nonstatutory Options" under the Code. The Board of Directors of the Company (the "Board") shall determine which options are to be Incentive Stock Options and which are to be Nonstatutory Options and shall enter into option agreements with recipients accordingly.

     1.2 Purpose. The purpose of this Plan is to enhance the Company's stockholder value and financial performance by attracting, retaining and motivating the Company's officers, directors, employees and consultants and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company's success through stock ownership.

                             Article II. Definitions
                             -----------------------

     2.1 Definitions. Whenever used herein, the following capitalized terms shall have the meanings set forth below, unless the context clearly requires otherwise.

     (a)  "Board" means the Board of Directors of the Company.

     (b)  "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Committee provided for by Article IV hereof.

     (d) "Company" means Carroll Shelby International, Inc., a Nevada corporation.

     (e) "Consultant" means any person or entity, including an officer or director of the Company who provides services to the Company and shall include a Nonemployee Director, as defined below.

     (f) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to section 8.1 of the Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

     (g) "Employee" means any person, including an officer or director of the Company who is employed by the Company.

     (h) "Fair Market Value" means the fair market value of Stock upon which an Option is granted under this Plan.

     (i) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of section 422A of the Code.

     (j) "Nonemployee Director" means a member of the Board who is not an employee of the Company at the time an Option is granted hereunder.

     (k) "Nonstatutory Option" means an Option granted under the Plan which is not intended to qualify as an Incentive Stock Option within the meaning of section 422A of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422A of the Code applicable to Incentive Stock Options.

     (l) "Option" means the right, granted under the Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

     (m) "Optionee" means an officer, director, employee or consultant holding an Option under the Plan.

     (n) "Parent Corporation" shall have the meaning set forth in section 425(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

     (o) "Significant Shareholder" means an individual who, within the meaning of section 422A(b)(6) of the Code, owns securities possessing more than ten percent of the total combined voting power of all classes of securities of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning securities owned by certain relatives of the individual and certain securities owned by corporations in which the individual is a shareholder; partnerships in which the individual is a partner; and estates or trusts of which the individual is a beneficiary, all as provided in section 425(d) of the Code.

     (p)  "Stock" means the $.001 par value common stock of the Company.

     2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                   Article III. Eligibility and Participation
                   ------------------------------------------

     3.1 Eligibility and Participation. All officers and directors, employees and consultants of the Company are eligible to participate in this Plan and receive Incentive Stock Options and/or Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board from among those officers, directors, employees and consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                           Article IV. Administration
                           --------------------------

     4.1 Administration. The Board shall be responsible for administering the Plan.

     The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

     The Plan shall be administered by the full Board acting as a compensation committee (the "Committee"). The Committee may be directors who are eligible to receive Options under the Plan. The Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer the Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under the Plan, and, by resolution or resolution providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any Stock may be purchased from the Company upon the exercise of Options, which terms, time or times and price or prices shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Option, and shall be consistent with the provisions of the Plan.

     The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts resolved to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of a majority of the members of the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

     4.2 Special Provisions for Grants to Officers or Directors. Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Act") provides that the grant of a stock option to a director or officer of a company subject to the Act will be exempt from the provisions of section 16(b) of the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Board, grants of Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

                      Article V. Stock Subject to the Plan
                      ------------------------------------

     5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 1,500,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

     5.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

     5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board to reflect such change. The Board's determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares of Stock that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                        Article VI. Duration of the Plan
                        --------------------------------

     6.1 Duration of the Plan. The Plan shall be in effect until June 23, 2013 unless extended by the Company's shareholders. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period, if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                       Article VII. Terms of Stock Options
                       -----------------------------------

     7.1 Grant of Options. Subject to section 5.1, Options may be granted to officers, directors, employees or consultants at any time and from time to time as determined by the Board; provided, however, that consultants may receive only Nonstatutory Options, and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such officers, directors, employees or consultants, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant. The Board also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

     In the case of Incentive Stock Options the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporations and any subsidiary corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation.")

     Nothing in this Article VII shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established by the preceding paragraph where such excess amount is treated as a Nonstatutory Option.

     The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted (including an extension of the terms of such Option) and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

     7.2 No Tandem Options. Where an Option granted under the Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422A of the Code.

     7.3 Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the nontransferability provisions required by section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the term (duration) of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

     If not otherwise specified by the Board or by a written agreement between the Company and the Optionee, the following terms and conditions shall apply to Options granted under the Plan:

     (a) Term. The Option shall be exercisable to purchase Stock for a period of ten years from the date of grant, as evidenced by the execution date of the Option Agreement.

     (b) Exercise of Option. An Option may be exercised if and only if the Optionee is an officer, director, employee or consultant at the time of such exercise. However, in the case of good cause shown and in the sole discretion of the Committee, the exercise period may be extended for up to one year from the termination of such Optionee as an officer, director, employee or consultant.

     The Board itself may specify terms and conditions other than those set forth above, in its sole discretion.

     All Option Agreements shall incorporate the provisions of the Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

     7.4 Option Price. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of the Stock on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of the Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board and shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

     7.5 Term of Options. Each Option shall expire at such time as the Board shall determine, provided, however, that no Option shall be exercisable later than ten years from the date of its grant.

     7.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

     7.7 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Payment shall be made (i) in cash or certified funds, or (ii) if acceptable to the Board, in Stock or in some other form of consideration; provided, however, in the case of an Incentive Stock Option, that such other form of payment does not prevent the Option from qualifying for treatment as an Incentive Stock Option within the meaning of the Code.

                    Article VIII. Written Notice, Issuance of
                    -----------------------------------------
                   Stock Certificates, Stockholder Privileges
                   ------------------------------------------

     8.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

     8.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a nominee of the Optionee a certificate or certificates for the requisite number of shares of Stock.

     8.3 Privileges of a Stockholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

          Article IX. Termination of Employment on Death or Disability
          ------------------------------------------------------------

     Except as otherwise expressly specified by the Board for Nonstatutory Options, all Options granted under this Plan shall be subject to the following termination provisions:

     9.1 Death or Disability. If an Optionee's employment in the case of an officer or employee, or provision of services as a director or consultant, terminates by reason of death or disability, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death or disability, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will under disability related appointment documents. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of Optionee's death or disability.

                         Article X. Rights of Optionees
                         ------------------------------

     10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any employee's employment, or any consultant's services, at any time, nor confer upon any officer, director, employee or consultant any right to continue in the employ of the Company to provide services to the Company.

     10.2 Nontransferability. Except as otherwise specified by the Board for Nonstatutory Options, Options granted under this Plan shall be nontransferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee.

                         Article XI. Optionee-Officer's
                         ------------------------------
                          Transfer or Leave of Absence
                          ----------------------------

     11.1 Optionee's Transfer or Leave of Absence. For Plan purposes:

     (a) a transfer of an Optionee who is an officer or employee of the Company, or

     (b) a leave of absence for such an Optionee (i) that is duly authorized in writing by the Company, and (ii) if the Optionee holds an Incentive Stock Option, which qualifies under the applicable regulations under the Code which apply in the case of Incentive Stock Options, shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

                      Article XII. Amendment, Modification
                      ------------------------------------
                           and Termination of the Plan
                           ---------------------------

     12.1 Amendment, Modification and Termination of the Plan. The Board may at any time terminate, and from time to time may amend or modify the Plan, provided, however, that no such action of the Board, without approval of the stockholders, may:

     (a) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in Article V;

     (b) change the class of officers, directors, employees or consultants eligible to receive Options;

No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                Article XIII. Acquisition, Merger and Liquidation
                -------------------------------------------------

     13.1 Acquisition. In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share of Stock payable in the Acquisition, or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an "Acquisition" shall mean any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

     Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.

     13.2 Merger or Consolidation. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

     13.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code section 425(a).

                      Article XIV. Securities Registration
                      ------------------------------------

     14.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

     Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (a) that the Optionee is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (b) that before any transfer in connection with the resale of such shares, the Optionee will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                           Article XV. Tax Withholding
                           ---------------------------

     15.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.

                          Article XVI. Indemnification
                          ----------------------------

     16.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                        Article XVII. Requirements of Law
                        ---------------------------------

     17.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     17.2 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Nevada.

                      Article XVIII. Effective Date of Plan
                      -------------------------------------

     18.1 Effective Date. The Plan shall be effective on June 23, 2003.

                        Article XIX. Compliance with Code
                        ---------------------------------

     19.1 Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as Incentive Stock Options under Code section 422A. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as Incentive Stock Options under the Code.

                  Article XX. No Obligation to Exercise Option
                  --------------------------------------------

     20.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

     Dated at Los Angeles, California, June 23, 2003.





                                CARROLL SHELBY INTERNATIONAL, INC.



                                By:
                                     -------------------------------------------
                                     Carroll Shelby, Chief Executive Officer

                       CARROLL SHELBY INTERNATIONAL, INC.

                 NON-STATUTORY STOCK OPTION AGREEMENT UNDER THE
              CARROLL SHELBY INTERNATIONAL, INC. STOCK OPTION PLAN


Between:

Carroll Shelby International, Inc. (the "Company") and ____________________ (the "Consultant") dated _______________.

     The Company hereby grants to the Consultant who is a director of or consultant to the Company an option (the "Option") to purchase __________ shares of the Company's $.001 par value common stock under the Carroll Shelby International, Inc. Stock Option Plan (the "Plan") upon the following terms and conditions:

     1. Purchase Price. The purchase price of the Stock shall be __________ per share, which is not less than the fair market value of the Stock on the date of this Agreement.

     2. Non-Statutory Option. The Option shall be a Non-Statutory Option, as defined in the Plan.

     3. Period of Exercise. Unless otherwise agreed to in writing, the Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Consultant is actively providing consulting services to the Company and as provided in Section 5, dealing with termination of services.

     4. Unless otherwise agreed to in writing, the Option may be exercised for up to, but not in excess of, the amounts of shares subject to the Option specified below, exercisable only during the time the Consultant is providing services to the Company unless other provisions are made by the Company's Board of Directors in its sole discretion.

     5. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Consultant only by him.

     6. No Guarantee of Services. This Agreement shall in no way restrict the right of the Company or any Subsidiary Corporation to terminate Consultant's consulting relationship at any time.

     7. Investment Representation; Legend. The Consultant (and any other purchaser under paragraphs 5(a) or 5(b) hereof) represents and agrees that all shares of Stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to the Stock.

     8. Method of Exercise. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the Stock to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Consultant as soon as practicable after receipt of the notice.

     9. Incorporation of Plan. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.





                                 Carroll Shelby International, Inc.


                                 By:
                                      ------------------------------------------
                                       Carroll Shelby, Chief Executive Office




ACCEPTED:


--------------------------------
Consultant

                       CARROLL SHELBY INTERNATIONAL, INC.

                   INCENTIVE STOCK OPTION AGREEMENT UNDER THE
              CARROLL SHELBY INTERNATIONAL, INC. STOCK OPTION PLAN

Between:

Carroll Shelby International, Inc. (the "Company") and ____________________ (the "Employee"), dated _______________.

     The Company hereby grants to the Employee an option (the "Option") to purchase __________ shares of the Company's $.001 par value common stock ("Stock") under the Carroll Shelby International, Inc. Stock Option Plan (the "Plan") upon the following terms and conditions:

     1. Purchase Price. The purchase price of the Stock shall be _____ per share, which is not less than the fair market value of the Stock on the date of this Agreement.

     2. Incentive Stock Option. The Option shall be an Incentive Stock Option, as defined in the Plan.

     3. Period of Exercise. The Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Employee is actively employed by the Company unless other provisions are made by the Company's Board of Directors in its sole discretion.

     4. $100,000 Limitation. Notwithstanding anything to the contrary contained herein, the total fair market value (determined as of the date of grant of an option) of shares of stock with respect to which this Option (and any other incentive stock options granted by the Company) shall become exercisable for the first time during any calendar year shall not exceed $100,000. (Hereinafter this limitation is sometimes referred to as the "$100,000 Limitation.") If in any calendar year shares of stock having a fair market value of more than $100,000 first would become exercisable, but for the limitations of this section, this Option shall be exercisable in such calendar year only for shares having a fair market value not exceeding $100,000. (Hereinafter, shares with respect to which this Option is not exercisable in a calendar year due to the $100,000 Limitation are referred to as "Excess Shares.")

     This Option shall become exercisable with respect to Excess Shares from a calendar year in the next succeeding calendar year (subject to any other restrictions on exercise which may be contained herein), provided that the $100,000 limitation shall also be applied to such succeeding calendar year. Subject to the term of this Option, such carryovers of Excess Shares shall be made to succeeding calendar years, including carryovers of any Excess Shares from previous calendar years, without limitation.

     If as of the date of this Agreement the Employee already holds incentive stock options granted by the Company (hereinafter any such incentive stock options are referred to as "Prior Options"), and the fair market value (determined as the date of grant of each option) of the shares subject to this

Option and the Prior Options held by the Employee is such that the $100,000 Limitation must be imposed, the $100,000 Limitation shall be applied as follows unless a special provision is made on Exhibit A attached hereto. If no special provision is made on Exhibit A, the $100,000 Limitation shall be applied by giving priority to options which first become exercisable during a calendar year under the Prior Options. Thus, in applying the $100,000 Limitation under this Option, the fair market value (determined as of the date of grant) of the shares of stock with respect to which options first become exercisable under the Prior Options during the calendar year shall first be determined. Only the balance remaining for the calendar year of the $100,000 Limitation, if any, may be exercisable under this Option for the calendar year, with any excess to be carried over as provided in the preceding paragraph, but with such carryover also to be subject to the provisions of this paragraph.

     Employee acknowledges that it is possible that he or she may be granted incentive stock options by the Company after the date of this Agreement. (Hereinafter such options are referred to as "Subsequent Options.") If the exercise price of a Subsequent Option is less than the exercise price of this Option, and if permitted under the regulations and decisions applicable to the $100,000 Limitation, Employee agrees that the Company may reduce the number of shares of stock for which this Option is exercisable in specified calendar years, so that all or part of the $100,000 limitation for said calendar years may be applied to such Subsequent Option, permitting earlier exercise of such Subsequent Option than would otherwise be possible. Where such reductions are made, Employee agrees to enter into any appropriate documentation to implement such reductions.

     Employee further acknowledges that, as provided in the Plan, in certain circumstances connected with a dissolution or liquidation of the Company, or a merger, consolidation or other form of reorganization in which the Company is not the surviving corporation, the imposition of the $100,000 Limitation may result in the termination of all or part of this Option or other incentive stock options.

     5. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Employee only by him or her.

     6. No Guarantee of Employment. This Agreement shall in no way restrict the right of the Company to terminate Employee's employment at any time.

     7. Investment Representation; Legend. The Employee (and any other purchaser under paragraphs 6(a) or 6(b) hereof) represents and agrees that all shares of Stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the Stock is restricted, and may place an appropriate stop transfer order with the Company's transfer agent with respect to the Stock.

     8. Method of Exercise. The Option may be exercised, subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the Stock to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option, registered in the name of the Employee as soon as practicable after receipt of the notice.

     9. Withholding. In any case where withholding is required or advisable under federal, state or local law in connection with any exercise by Employee hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Employee, or may require Employee to remit to the Company an amount equal to such appropriate amounts.

     10. Incorporation of Plan. This Agreement is made pursuant to the provisions of the Plan, which Plan is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.





                                     Carroll Shelby International, Inc.


                                     By:
                                          --------------------------------------
                                          Carroll Shelby, Chief Executive Office


ACCEPTED:


-----------------------------
Employee

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                   FOR THE SPECIAL MEETING OF STOCKHOLDERS OF
                              Ginseng Forest, Inc.
                            TO BE HELD July 28, 2003

     The undersigned hereby appoints Carroll Shelby as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Ginseng Forest, Inc. held of record by the undersigned on July 10, 2003, at the Special Meeting of Stockholders to be held July 28, 2003, or any adjournment or postponement thereof.

1.   PROPOSAL TO CHANGE OUR NAME TO "CARROLL SHELBY INTERNATIONAL, INC."

         _____  FOR              _____ ABSTAIN              _____ AGAINST

2. PROPOSAL To INCREASE OUR AUTHORIZED COMMON STOCK FROM 25 MILLION SHARES TO 50 MILLION SHARES.

         _____  FOR              _____ ABSTAIN              _____ AGAINST

3. PROPOSAL TO AUTHORIZE THE ISSUANCE OF UP TO 5 MILLION SHARES OF PREFERRED STOCK.

         _____  FOR              _____ ABSTAIN              _____ AGAINST

4. PROPOSAL TO ADOPT AN INCENTIVE STOCK OPTION PLAN FOR OUR OFFICERS, DIRECTORS, EMPLOYEES AND CONSULTANTS.

         _____  FOR              _____ ABSTAIN              _____ AGAINST

5. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Special Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. Where no choice is specified by the stockholder, the proxy will be voted for each of the proposals set forth above.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:
         ------------------------            -----------------------------------
                                             Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                            ------------------------------------
                                            Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OF STOCKHOLDERS. _____